                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                    UNITED PARCEL SERVICE OF AMERICA, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

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Notes:

                 [LOGO OF UNITED PARCEL SERVICE APPEARS HERE]

                  55 Glenlake Parkway, NE, Atlanta, GA 30328

                    Notice of Annual Meeting of Shareowners

                                  MAY 8, 1997

To our Shareowners:

  The Annual Meeting of Shareowners of United Parcel Service of America, Inc., a Delaware corporation ("UPS"), will be held at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, on May 8, 1997, at 9:00 A.M., for the following purposes:

  1. To elect a Board of Directors to serve until the next annual meeting of shareowners;

  2. To consider approval of an amendment to and restatement of the UPS 1996 Stock Option Plan;

  3. To confirm the appointment of Deloitte & Touche LLP, independent auditors, as auditors of UPS and its subsidiaries for the year ending December 31, 1997; and

  4. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 10, 1997 as the record date for determining holders of common stock of UPS entitled to notice of and to vote at the meeting.

                                          Joseph R. Moderow
                                              Secretary

Atlanta, GA
March 31, 1997





  IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, KINDLY SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                                     LOGO
                 [LOGO OF UNITED PARCEL SERVICE APPEARS HERE]
                  55 Glenlake Parkway, NE, Atlanta, GA 30328

                                                                 March 31, 1997

                                PROXY STATEMENT

  The accompanying proxy is solicited by the Board of Directors (the "Board") of United Parcel Service of America, Inc. ("UPS" or the "Company") and is being mailed with this Proxy Statement to all shareowners on or about March 31, 1997. The person giving the proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of UPS, by submitting a subsequent proxy or by voting in person at the meeting. The expense of this proxy solicitation will be paid by UPS. In addition to solicitation by mail, employees may personally solicit proxies for which no additional compensation will be paid.

  UPS had 555,284,322 shares of Common Stock outstanding and entitled to vote at the close of business on March 10, 1997. These shares are the only securities of UPS entitled to be voted at the Annual Meeting of Shareowners on May 8, 1997 (the "Annual Meeting"). Each share of Common Stock is entitled to one vote except that the voting rights of any shareowner or shareowners as a group who beneficially own more than 10% of the voting stock, except the UPS Managers Stock Trust, UPS Employees Stock Trust, or any employee benefit plan of UPS, are limited so that such shareowner or group may cast only one one-hundredth of a vote with respect to each share in excess of 10 percent of the outstanding shares of Common Stock. Only shareowners of record at the close of business on March 10, 1997 will be entitled to vote. Saul & Co., nominee for First Union National Bank, ("First Union"), as Trustee under the UPS Managers Stock Trust and the UPS Employees Stock Trust (the "Trusts"), is the record owner of 339,118,795 shares, constituting 61.07% of the Common Stock of UPS outstanding and entitled to vote as of March 10, 1997.

  Owners of Common Stock held by First Union under the Trusts may direct the voting of their shares by executing and returning to First Union voting instructions that they receive along with this notice of meeting and Proxy Statement. An owner of shares subject to one of the Trusts who wishes to vote his or her shares in person at the meeting may request First Union to issue a proxy to him or her for the number of shares held for his or her account. Shares for which no instructions or requests for proxies are received by First Union prior to May 2, 1997 will be voted by First Union.

  UPS's By-Laws provide that at any meeting of shareowners, the holders of a majority of the issued and outstanding Common Stock of UPS present in person or by proxy constitute a quorum for the transaction of business at the meeting. The election of directors will be decided by a plurality of the votes of the shares present in person or by proxy, and entitled to vote thereon. The approval of the amendment to and restatement of the UPS 1996 Stock Option Plan and the ratification of the appointment of Deloitte & Touche LLP as independent auditors requires the affirmative vote of a majority of the shares present in person or by proxy, and entitled to vote thereon. An abstention will be counted as a vote against the approval of the amendment to and restatement of the UPS 1996 Stock Option Plan and the ratification of Deloitte & Touche LLP as independent auditors.

  With respect to any other matters that may come before the Annual Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its shareowners.

                             ELECTION OF DIRECTORS

  All shares of stock represented by properly executed proxies received in response to this solicitation will be voted for the election of the directors specified therein by the shareowners. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of the following persons as directors who, if elected, will serve until the next annual meeting and until the election and qualification of their successors. All directors are elected annually.

NOMINEES

  A Board of 13 directors will be elected at the 1997 annual meeting. All of the current directors have been nominated for re-election. Set forth below is certain biographical information concerning each of the nominees for election as a director.

[PHOTO]               John W. Alden            Age 55             Director
                                                                  since 1988
                      UPS Vice Chairman of the Board, Senior Vice President and Business Development Group Manager

                      In 1986, John joined the Management Committee and was elected Senior Vice President of Business Development.
                      He has served on the Company's Board of Directors since 1988 and in November 1996 became Vice Chairman of the Board. He presently oversees marketing, sales, advertising, public relations and the UPS Logistics
                      Group and its subsidiaries. John, who majored in history while attending Boston University, started with UPS as an operations report clerk in Watertown, Massachusetts
                      in 1965. Two years later, he was promoted into supervision. After several staff and hub assignments, he became the East New England District Customer Service Office Manager in 1971. The following year, John was named to manage the entire Customer Service function for the district. In 1977, John was promoted to Midwest Region Customer Service Manager, and in 1978 he joined the UPS corporate office as Customer Development
                      Manager.
                      ---------------------------------------------------------

[PHOTO]               William H. Brown, III    Age 69             Director
                                                                  since 1983
                      Partner in the law firm of Schnader Harrison Segal &
                      Lewis in Philadelphia, Pennsylvania

                      Bill received a bachelor's degree from Temple University in 1952 and graduated from the University of
                      Pennsylvania School of Law in 1955. From 1955 to 1968, Bill practiced in a small law firm from which four of seven partners became Federal Judges, and three others became State Judges. In 1968, he became a Deputy
                      District Attorney in Philadelphia. Bill was appointed to the U.S. Equal Employment Opportunity Commission by President Johnson in 1968 and was selected as its Chairman by President Nixon in 1969. While with the
                      EEOC, he won nationwide attention for his work in negotiating a consent decree in the EEOC complaint against AT&T. Bill joined his current firm after leaving his EEOC post in 1973. Since then, his broad experience in litigation and other matters includes handling a number of legal matters on behalf of UPS.
                      ---------------------------------------------------------

[PHOTO]               Robert J. Clanin         Age 53             Director
                                                                  since 1996
                      UPS Senior Vice President and Chief Financial Officer

                      Bob joined UPS in 1971 as a part-time accounting clerk. Two years later he was promoted to Accounting Manager. In 1979 he was named Wisconsin District Controller and worked in Corporate Finance and Accounting before accepting the position of Southwest Region Controller in 1987. Bob returned to corporate in 1989 as Treasury Manager and then Finance Manager prior to assuming responsibilities for his present position. Bob received a bachelor's degree from Bradley University in Business Administration. Bob is also a director of the Georgia Council on Economic Education and Overseas Partners Ltd.

                      ---------------------------------------------------------

[PHOTO]               Carl Kaysen              Age 77             Director
                                                                  since 1974
                      David W. Skinner Professor of Political Economy Emeritus
                      Massachusetts Institute of Technology

                      Carl became associated with UPS through his affiliation with the University of Pennsylvania where he is a trustee, and also serves on the Advisory Committee for the UPS Foundation Endowment Fund. Carl has served on the faculty of Harvard and as director of the Institute for Advanced Study in Princeton, New Jersey. He is Chairman of the Board of CRA, an economic consulting firm in Boston, has been a director of the Polaroid Corporation, and has also acted as an economic consultant to national leaders and institutions.

                      ---------------------------------------------------------

[PHOTO]               James P. Kelly           Age 53             Director
                                                                  since 1991
                      UPS Chairman of the Board and Chief Executive Officer

                      Jim joined UPS in 1964 as a package car driver in the Metro Jersey district. He entered supervision two years later and was promoted to Center Manager in 1968. Subsequent assignments included Package Division Manager and Labor Relations Manager in the Metro Jersey
                      district. By attending night school during that period, he earned a degree in Management from Rutgers
                      University. Jim was named Atlantic District Manager in 1979 and later served as Pacific Region Labor Relations Manager before being promoted to North Central Region Manager in 1985. In 1988, he was assigned as a corporate Labor Relations Manager and became USA Operations
                      Manager in 1990. In June 1992, Jim became Chief
                      Operating Officer. In February 1994, he became Executive Vice President. From May through December 1996, Jim was Vice Chairman, and in January 1997, he was elected the Chief Executive Officer and Chairman of the Board of the Company.
                      ---------------------------------------------------------

[PHOTO]               Gary E. MacDougal        Age 60             Director
                                                                  since 1973
                      Foundation Trustee, Investor, and former Chairman of the Board and Chief Executive Officer of Mark Controls
                      Corporation

                      From 1963 to 1968 Gary was with McKinsey & Co., an international management consulting firm, where he became a partner. From 1969 to 1987, Gary was Chairman and Chief Executive Officer of Mark Controls Corporation (flow control products manufacturer). In 1988 he became honorary Chairman. In 1988, Gary was assistant campaign manager in the Bush presidential campaign, and in 1989 was appointed by President Bush as a delegate and alternate representative in the U.S. delegation to the United Nations. He is a trustee of the Bulgarian
                      American Enterprise Fund and a trustee of the Annie E. Casey Foundation. He is currently Chairman of the Governor's Task Force on Human Service Reform for the State of Illinois. Gary received his bachelor's degree from the University of California at Los Angeles in Engineering in 1958. After receiving his degree, he spent three years as a U.S. Navy officer. Following service, Gary attended Harvard Business School where he received his M.B.A. degree. He is a director and
                      Chairman of the public policy committee and a member of the compensation and nominating committees of Union Camp Corporation, a forest products producer. He also serves as an advisory director of Saratoga Partners, a New York-based venture capital fund.
                      ---------------------------------------------------------

[PHOTO]               Joseph R. Moderow        Age 48             Director
                                                                  since 1988
                      UPS Senior Vice President, Secretary and Legal & Public
                      Affairs Group Manager

                      In 1986, Joe was named Legal & Regulatory Group Manager and elected Senior Vice President and Secretary. He assumed additional responsibility for Public Affairs in 1989. Joe began his UPS career in 1968 as a sorter and unloader in the South California District while an undergraduate student. He earned a bachelor's degree in Economics from California State University and a law degree from Western State University. He is a member of the State Bar of California. Joe was promoted into supervision in 1973 and later served as the Arizona District Industrial Engineering Manager. In 1977, he was assigned to the National Legal & Regulatory Group. In 1981, Joe participated in the President's Commission on Executive Exchange in Washington, DC where he served in the U.S. Department of Labor. In 1982, Joe became the West Virginia District Manager. He was then assigned to the national Labor Relations group and later headed the operations team during the start-up of international air service.
                      ---------------------------------------------------------

[PHOTO]               Kent C. ("Oz") Nelson    Age 59             Director
                                                                  since 1983
                      Former UPS Chairman of the Board and Chief Executive
                      Officer

                      Oz graduated from Ball State University in 1959 with a bachelor's degree in Business Administration. Two days later he began his UPS career as a Sales and Customer Service Representative in Kokomo, Indiana. He has served as Customer Service Manager in Indiana, North Illinois, Metro Chicago, and the Midwest Region. In 1973, Oz assumed national customer development responsibilities. He served first on the study team and then on the team that implemented our service in Germany in 1976. In 1978, he was named National Customer Service Manager and was also assigned to develop our marketing department. Oz was elected Senior Vice President in 1983 and was our Finance Group Manager and Chief Financial Officer from 1984 to 1987. He became Executive Vice President in 1986 and Vice Chairman in February 1989. In November 1989, Oz succeeded Jack Rogers as Chief Executive Officer and Chairman of the Board. In January 1997, Oz retired as Chief Executive Officer and Chairman of the Board of the Company. He is also a director of PHH Corporation.

                      ---------------------------------------------------------

[PHOTO]               Victor A. Pelson         Age 59             Director
                                                                  since 1990
                      Director and Senior Advisor - Dillon, Read & Co.

                      Vic has been serving as a Director and Senior Advisor to the New York based investment banking firm of Dillon
                      Read since April 1996. He previously was Chairman of Global Operations for AT&T, with responsibility for AT&T's operations in the U.S. and around the world. Vic started with AT&T in 1959 as an engineer and held a variety of assignments in different departments, including engineering, operations, finance, marketing and sales. At the time of his retirement from AT&T in 1996, he was a member of the AT&T Board of Directors and the Management Executive Committee. He is also a member of the Board of Directors of Eaton Corp. Vic received a bachelor's degree from New Jersey Institute of
                      Technology and an MBA from New York University. He is Chairman of the Board of Trustees of New Jersey
                      Institute of Technology.
                      ---------------------------------------------------------


[PHOTO]               John W. Rogers           Age 63             Director
                                                                  since 1979
                      Former UPS Chairman of the Board and Chief Executive
                      Officer

                      Jack was elected a Director and Vice President in November 1979. In January of that year, he was given responsibility for our national operations, succeeding George Lamb in that position. Jack graduated from Miami University in Ohio with a degree in Business Administration in 1957. He began his career with our Company that same year as a trainee in Cincinnati. His first UPS assignments involved night loading and delivering. He next worked in industrial engineering and personnel before entering hub and delivery operations. Jack was then promoted to Division Manager in Chicago and later Operations Manager in Wisconsin. He became the first Georgia District Manager in 1966. In 1972, he was appointed West Region Manager. Two years later, he was named the Northeast Region Manager. In 1976, Jack was assigned to national operations with coordinating responsibilities for four regions. He was elected Senior Vice President and then Vice Chairman in 1983 and became Chief Executive Officer and Chairman of the Board of the Company in May 1984. He stepped down as Chairman of the Board in November 1989 and retired from active employment at the end of that year.
                      ---------------------------------------------------------

[PHOTO]               Charles L. Schaffer      Age 51             Director
                                                                  since 1992
                      UPS Senior Vice President and USA Operations Manager

                      Chuck joined UPS in 1970 as a part-time loader/unloader in the Metro Chicago district. He was later promoted to hub supervisor, and became a full-time personnel supervisor in 1973 after graduation from the University of Illinois where he earned a bachelor's degree in Quantitative Methods. He was assigned to Industrial Engineering ("I.E.") in 1974, and became a member of the West Region I.E. staff in 1977. Chuck was promoted to Missouri District I.E. Manager in 1978. Chuck then held a variety of package and hub operations assignments before being named North Illinois I.E. Manager in 1981. He was promoted to Midwest Region I.E. Manager in 1984. In 1986, Chuck was named Arizona District Manager. In 1988, he became the Technology Task Group Coordinator in Strategic Planning, and was later promoted to corporate Plant Engineering Manager in 1989. Chuck became our Engineering Group Manager in 1990 and in 1996 he was promoted to USA Operations Manager.
                      ---------------------------------------------------------

[PHOTO]               Robert M. Teeter         Age 58             Director
                      President of Coldwater Corporation          since 1990

                      Bob is a graduate of Albion College and holds a master's degree from Michigan State University. He is president of Coldwater Corporation, a Michigan consulting and research firm that specializes in the areas of strategic planning, policy development and public opinion analysis. For more than 20 years he held several management positions, including President of Market Opinion Research Company, one of the nation's largest marketing research firms. Bob is also a director of Browning-Ferris Industries, Inc., Optical Imaging Systems and Durakon Industries.

                      ---------------------------------------------------------

[PHOTO]               Calvin E. Tyler, Jr.     Age 54             Director
                                                                  since 1991
                      UPS Senior Vice President and USA Operations Manager

                      After studying Business Administration at Morgan State College, Cal began his UPS career in 1964 as a package car driver in Baltimore. He was promoted into supervision two years later and became a center manager in 1968. After assisting with the opening of two Texas districts, Cal was assigned as a Package Division Manager in the Houston area in 1971. He received his first district manager assignment in 1973 in Nebraska. After later serving as District Manager in North Jersey for four years and South Florida for three years, Cal was named Northwest Region Manager in 1982. He served as South Central Region Manager for two years before becoming the corporate Human Resources Manager in 1988. He assumed his current assignment in 1991.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE FOR
                   THE ELECTION OF THE DIRECTORS NAMED ABOVE

STOCK OWNERSHIP

  Set forth below is information relating to the beneficial ownership of Common Stock by (i) each person known by UPS to own beneficially more than five percent of the outstanding Common Stock, (ii) each director or director nominee, (iii) the Chief Executive Officer and each of the four highest paid executive officers and (iv) all directors and executive officers as a group:

                                     COMMON STOCK HELD AS OF MARCH 10, 1997
                          ----------------------------------------------------------------
                          NUMBER OF SHARES AS     ADDITIONAL SHARES
                              TO WHICH THE           IN WHICH THE
                            BENEFICIAL OWNER       BENEFICIAL OWNER
                             EXERCISES SOLE     HAS OR PARTICIPATES IN    TOTAL SHARES AND
                          VOTING OR INVESTMENT      THE VOTING OR            PERCENT OF
NAME OF BENEFICIAL OWNER         POWER           INVESTMENT POWER(5)          CLASS(7)
------------------------  --------------------  ----------------------    ----------------
Annie E. Casey
 Foundation, Inc(1).....       25,490,028                      0          25,490,028 4.59%
John W. Alden...........          146,194(2)(3)       25,490,028(a)       25,636,222 4.62%
William H. Brown, III...           24,500                      0              24,500 0.00%
Robert J. Clanin........          125,199(2)(3)       26,838,677(a)(c)    26,963,876 4.86%
Carl Kaysen.............           12,700                      0              12,700 0.00%
James P. Kelly..........          180,655(2)(3)       26,838,677(a)(c)    27,019,332 4.87%
Gary E. MacDougal.......           44,256(2)          25,490,028(a)       25,534,284 4.60%
Joseph R. Moderow.......          143,630(2)(3)       31,119,866(a)(b)(d) 31,263,496 5.63%
Kent C. Nelson..........          260,700(2)(3)       29,761,866(a)(b)    30,022,566 5.41%
Victor A. Pelson........            6,000                      0               6,000 0.00%
John W. Rogers..........          457,724(2)                   0             457,724 0.08%
Charles L. Schaffer.....          152,073(2)(3)                0             152,073 0.03%
Robert M. Teeter........           14,000                      0              14,000 0.00%
Calvin E. Tyler, Jr.....          316,304(2)(3)       26,838,677(a)(c)    27,154,981 4.89%
Shares held by all
 directors and executive
 officers as a group
 (including the above)..        2,581,165(4)          44,982,678(6)       47,563,843 8.56%

--------

(1) The business address of the Annie E. Casey Foundation, Inc. is 701 St. Paul Street, Baltimore, MD 21202.
(2) The amounts shown in this column include an aggregate of 372,118 shares owned by or held in trust for members of the families of Messrs. Alden, Clanin, Kelly, MacDougal, Moderow, Nelson, Rogers, Schaffer, Tyler and four other executive officers, as to which they disclaim all beneficial ownership.

(3) Includes shares which may be acquired within 60 days of March 10, 1997, upon the exercise of outstanding stock options as follows: Alden --
     18,253; Clanin -- 3,762; Kelly -- 18,253; Moderow -- 17,008; Nelson --
     35,675; Schaffer -- 14,519; and Tyler -- 16,593.
(4) Shares owned by executive officers as a group include 160,084 shares which may be acquired within 60 days of March 10, 1997, upon the exercise of outstanding stock options.
(5) None of the directors and the officers listed in the table above, nor members of their families, have any ownership rights in the shares listed in this column. Of the shares (a) 25,490,028 shares are owned by the Annie
    E. Casey Foundation, Inc., of which Messrs, Alden, Clanin, Kelly, MacDougal, Moderow, Nelson, Tyler and other persons constitute the corporate Board of Trustees, (b) 4,271,838 shares are held by various trusts of which Messrs. Moderow and Nelson are co-fiduciaries, (c) 1,348,649 shares are held by the UPS Foundation, Inc., a Company-sponsored charitable foundation of which Messrs. Clanin, Kelly, Tyler and other persons are trustees, and (d) 1,358,000 shares are held by two Voluntary Employee Beneficiary Associations ("VEBAs") of which Mr. Moderow and other persons are co-fiduciaries.
(6) This number includes 32,468,515 shares held by the foundations, VEBAs, employee benefit plans and trusts of which directors and executive officers listed above are trustees or fiduciaries. This number eliminates duplications in the reported number of shares arising from the fact that several directors and executive officers share in the voting power with respect to these shares. It also includes 12,514,163 shares that are held by the trustees of an employee benefit plan as to which an executive officer, not listed above, is a fiduciary.
(7) The percentages are calculated on the basis of the amount of outstanding shares plus the shares which may be acquired by the named individual and the group, as applicable, within 60 days of March 10, 1997, upon exercise of outstanding stock options.

  These holdings are reported in accordance with regulations of the Securities and Exchange Commission (the "SEC") requiring disclosure of shares as to which directors and Named Executive Officers (defined herein) hold voting or dispositive power, notwithstanding that they are held in a fiduciary, rather than a personal capacity, and that such power is shared among a number of fiduciaries including, in several cases, corporate trustees, directors or other persons who are neither executive officers nor directors of UPS.

MEETINGS OF THE BOARD OF DIRECTORS

  The UPS Board of Directors held four meetings during 1996. During 1996, each director of UPS attended at least 75% of the total number of meetings of the Board and any committees of which he was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

  The UPS Board of Directors has an Executive Committee, an Audit Committee, an Officer Compensation Committee, a Salary Committee and a Nominating Committee.

  Messrs. Alden, Clanin, Kelly, Moderow, Nelson, Schaffer and Tyler served as members of the Executive Committee throughout 1996. This Committee may exercise all powers of the Board of Directors in the management of the business and affairs of UPS except for those powers expressly reserved to the Board under Delaware law (such as amendment of the Certificate of Incorporation or By-Laws, declaration of dividends, issuance of stock, mergers, consolidations, a sale of substantially all of the assets of UPS and a dissolution). In 1996, this Committee held twelve meetings.

  Messrs. Brown and Kaysen served as members of the Audit Committee throughout 1996. The primary responsibilities of the Audit Committee are to recommend annually the independent public auditors for appointment by the Board as auditors for UPS and its subsidiaries; review the scope of the audit made by the accountants; review the audit reports submitted by the accountants; review the annual program for the internal audit of records and procedures; review audit reports submitted by the internal auditing staff; conduct such other reviews as the Audit Committee deems appropriate and make reports and recommendations to the Board within the scope of its functions. In 1996, this Committee held two meetings.

Messrs. Pelson, MacDougal and Rogers, as non-employee directors, served as members of the Officer Compensation Committee throughout 1996. The primary responsibility of this Committee is to set the proper and appropriate compensation of the Chairman and Chief Executive Officer ("CEO") and to set the proper and appropriate compensation of executive officers based upon the recommendation of the CEO. The Committee is also responsible for making awards to certain eligible employees under the UPS 1996 Stock Option Plan (the "1996 Plan") and the UPS Managers Incentive Plan. In 1996, the Officer Compensation Committee held one meeting. The 1996 Plan also provides for grants of options to non-employee directors. See "Compensation of Executive Officers and Other Information -- Compensation of Directors."

  Messrs. Nelson, Clanin and Ms. Lea Soupata (as administrator) served as members of the Salary Committee throughout 1996. This Committee determines the compensation for all management employees other than executive officers, and is responsible for the administration of the UPS Managers Incentive Plan, the UPS 1991 Stock Option Plan (the "1991 Plan") and the 1996 Plan for such employees. In 1996, the Salary Committee held twelve meetings.

  Messrs. Kaysen, Rogers and Teeter served as members of the Nominating Committee throughout 1996. This Committee recommends nominees for election to the Board of Directors of UPS. Under the By-laws of UPS and the Securities and Exchange Commission regulations any shareowner proposals or director nominations for the 1998 Annual Meeting of Shareowners must be received by the Secretary of UPS not later than December 2, 1997. In 1996, this Committee held one meeting.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% shareowners are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, its directors and executive officers complied during 1996 with all applicable Section 16(a) filing requirements.

           COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

  The following table shows the cash compensation paid or to be paid by UPS or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated to the Chief Executive Officer and the other four highest paid executive officers of UPS for such period (the "Named Executive Officers"), in all capacities in which they served:

                          SUMMARY COMPENSATION TABLE

                                                  LONG TERM
                                                 COMPENSATION
                                                    AWARDS
                                                 ------------
                                    ANNUAL        SECURITIES
                                 COMPENSATION     UNDERLYING
NAME AND PRINCIPAL             -----------------    STOCK        ALL OTHER
POSITION                  YEAR  SALARY  BONUS(1)   OPTIONS    COMPENSATION(2)
------------------        ---- -------- -------- ------------ ---------------
Kent C. Nelson (3)        1996 $809,000 $256,158    31,419           --
 Former Chairman and
  Chief                   1995 $755,000 $207,903    32,845           --
 Executive Officer        1994 $692,500 $166,992    33,483        $2,663
James P. Kelly (3)        1996 $575,500 $182,260    22,298           --
 Present Chairman and
  Chief                   1995 $526,000 $150,640    21,897           --
 Executive Officer;
  Former                  1994 $455,000 $115,384    21,249        $2,943
 Vice Chairman, Executive
 Vice President and
 Chief Operating Officer
John W. Alden (4)         1996 $470,000 $148,748    17,737           --
 Vice Chairman, Sr. Vice  1995 $417,500 $123,003    17,287           --
 President, Business      1994 $365,000 $ 94,213    17,707        $2,220
 Development Group
  Manager
Calvin E. Tyler, Jr.      1996 $417,000 $143,480    16,217           --
 Sr. Vice President, USA  1995 $388,000 $122,240    16,711           --
 Operations Manager       1994 $354,500 $ 98,600    17,385        $3,267
Charles L. Schaffer       1996 $396,250 $137,150    15,203           --
 Sr. Vice President,      1995 $361,000 $114,600    15,270           --
 USA Operations Manager   1994 $323,250 $ 75,223    15,776        $1,250

--------

(1) Reflects the value of awards accrued and paid under the UPS Managers Incentive Plan for the respective fiscal years.
(2) Represents Company contributions to the UPS Thrift Plan on behalf of the Named Executive Officers.
(3) Effective January 1, 1997, Mr. Nelson retired as Chairman and Chief Executive Officer and Mr. Kelly was elected Chairman and Chief Executive Officer.
(4) Effective November 14, 1996, Mr. Alden was elected Vice Chairman.

STOCK OPTION GRANTS

  The following table sets forth information concerning option grants to the Named Executive Officers in 1996:

                        STOCK OPTION GRANTS DURING 1996

                                                                       POTENTIAL REALIZED VALUE AT
                         NUMBER OF   % OF TOTAL                          ASSUMED ANNUAL RATES OF
                         SECURITIES   OPTIONS                         STOCK PRICE APPRECIATION FOR
                         UNDERLYING  GRANTED TO  EXERCISE                      OPTION TERM
                          OPTIONS   EMPLOYEES IN PRICE PER EXPIRATION -----------------------------
                          GRANTED       1996     SHARE(1)   DATE(2)         5%            10%
                         ---------- ------------ --------- ---------- -------------- --------------
Kent C. Nelson..........   31,419      0.95%      $ 27.00     2001         $ 234,373      $ 517,904
James P. Kelly..........   22,298      0.67%      $ 27.00     2001         $ 166,334      $ 367,555
John W. Alden...........   17,737      0.54%      $ 27.00     2001         $ 132,311      $ 292,373
Calvin E. Tyler, Jr.....   16,217      0.49%      $ 27.00     2001         $ 120,972      $ 267,317
Charles L. Schaffer.....   15,203      0.46%      $ 27.00     2001         $ 113,408      $ 250,603

--------
(1) Represents the Current Price (as defined herein) on the date of grant. The exercise price may be paid by the delivery of already owned shares, subject to certain conditions.
(2) Generally, options may not be exercised until the expiration of five years from the date of grant, and then only during the 30-day period following the mailing date of UPS's annual report to shareowners for the prior year, and further, an option may be exercised only in its entirety. If approved, the proposal to amend and restate the 1996 Plan changes the exercise period to April 1 through April 30. See "Amendment and Restatement of the UPS 1996 Stock Option Plan."

STOCK OPTION EXERCISES AND HOLDINGS IN 1996

  The following table sets forth information on stock option exercises in 1996 by the Named Executive Officers and the value of such officers' unexercised options on December 31, 1996:

        AGGREGATED OPTION EXERCISES IN 1996 AND YEAR END OPTION VALUES

                                                       NUMBER OF
                                                      SECURITIES
                                                      UNDERLYING     VALUE OF
                                                      UNEXERCISED   UNEXERCISED
                                                      OPTIONS AT   IN-THE-MONEY
                                                        END OF      OPTIONS AT
                                  SHARES               1996 (2)     END OF 1996
                               ACQUIRED ON   VALUE   EXERCISABLE/  EXERCISABLE/
             NAME              EXERCISE (1) REALIZED UNEXERCISABLE UNEXERCISABLE
             ----              ------------ -------- ------------- -------------
Kent C. Nelson................    9,435     $110,861     None/          N/A
                                                        168,469     $1,426,289
James P. Kelly................    5,273     $ 61,958     None/          N/A
                                                        104,872     $  848,096
John W. Alden.................    4,995     $ 58,691     None/          N/A
                                                         89,238     $  745,655
Calvin E. Tyler, Jr...........    4,719     $ 55,448     None/          N/A
                                                         84,430     $  705,257
Charles L. Schaffer...........    3,608     $ 42,394     None/          N/A
                                                         76,101     $  628,564

--------
(1) Represents common shares acquired by options granted under the 1991 Plan.
(2) Represents common shares subject to options granted under the 1991 and 1996 Plans.

RETIREMENT PLANS

  The following table shows the estimated annual retirement benefit payable on a single life only annuity basis to participating employees, including the Named Executive Officers, under the UPS Retirement Plan and Coordinating Benefit Plan upon retirement (assumed to occur at age 65). Participating employees are also entitled to receive $14,988 per year (maximum currently payable) in primary Social Security benefits:

                          ESTIMATED ANNUAL RETIREMENT BENEFITS (AS OF 12/31/96)
                                     FOR YEARS OF SERVICE INDICATED
                         -------------------------------------------------------
AVERAGE FINAL EARNINGS     15 YEARS      20 YEARS      25 YEARS      30 YEARS
----------------------   ------------- ------------- ------------- -------------
$  200,000.00...........   $ 46,253.04   $ 61,644.52   $ 77,094.48   $ 92,505.96
$  250,000.00...........   $ 58,752.96   $ 78,329.52   $ 97,929.48   $117,506.04
$  300,000.00...........   $ 71,253.00   $ 94,994.52   $118,764.48   $142,506.00
$  350,000.00...........   $ 83,753.04   $111,659.52   $139,599.48   $167,505.96
$  400,000.00...........   $ 96,252.96   $128,324.52   $160,434.48   $192,506.04
$  450,000.00...........   $108,753.00   $144,989.50   $181,269.50   $217,506.00
$  500,000.00...........   $121,253.00   $161,654.50   $202,104.50   $242,506.00
$  600,000.00...........   $146,253.00   $194,984.50   $243,774.50   $292,506.00
$  700,000.00...........   $171,253.00   $228,314.50   $285,444.50   $342,506.00
$  800,000.00...........   $196,253.00   $261,644.50   $327,114.50   $392,506.00
$  900,000.00...........   $221,253.00   $294,974.50   $368,784.50   $442,506.00
$1,000,000.00...........   $246,253.00   $328,304.50   $410,454.50   $492,506.00
$1,100,000.00...........   $271,253.00   $361,634.50   $452,124.50   $542,506.00
$1,200,000.00...........   $296,253.00   $394,964.50   $493,794.50   $592,506.00

--------
 * Amounts exceeding $120,000 (which is adjusted from time to time by the Internal Revenue Service) would be paid pursuant to the Coordinating Benefit Plan.
 ** Beginning with 1994, no more than $150,000 (which is adjusted from time to time by the Internal Revenue Service) of cash compensation could be taken into account in calculating benefits payable under the UPS Retirement Plan.
*** Participants who elect payment forms with survivor options will receive lesser amounts than those shown in the above table.

  The compensation upon which the benefits are summarized in the table above includes salary and bonuses awarded under the UPS Managers Incentive Plan (the "Covered Compensation"). The average final compensation for each participant in the plans is the average Covered Compensation of the participant during the five highest consecutive years out of the last ten full calendar years of service.

  Estimated or actual credited years of service under the plans to the Named Executive Officers was as follows: Nelson -- 30, Kelly -- 30, Alden -- 30, Tyler -- 30 and Schaffer -- 27.

  The plans permit participants with 25 or more years of benefit service to retire as early as age 55 with no or only a limited reduction in the amount of their monthly benefits.

REPORT OF THE OFFICER COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Officer Compensation Committee of the Board of Directors has furnished the following report on Executive Compensation:

  The Officer Compensation Committee of the Board of Directors has responsibility for determining the salary of the CEO, and for approving the salaries of all other executive officers, including those named above, after recommendation of the CEO. The Committee also determines the eligibility of executive officers to participate in awards under the UPS Managers Incentive Plan and the eligibility and levels of participation of executive officers in stock options granted under the 1996 Plan. The Committee is assisted in the conduct of its responsibilities by the compensation department of the Company's Human Resources group and by independent compensation consultants.

  One of the most important of UPS's compensation policies is its historical focus on its "manager-owner" concept, which has played a central role in the Company's development and success. Throughout its history, UPS has endeavored to be owned by its managers and managed by its owners. To achieve this objective, UPS has for many years maintained compensation plans intended to facilitate stock ownership by its management employees. The UPS Managers Incentive Plan and the 1996 Plan are examples of such plans.

  UPS also has a long-standing policy of promotion from within, wherever possible, which has significantly reduced, relative to other companies, its need to hire managers and executive officers from outside the Company. UPS's overall management organization is comprised, to a high degree, of employees who have spent virtually their entire careers with the Company.

  UPS's executive compensation has been strongly influenced by these policies. The CEO and the other named Executive Officers are all long-term employees of UPS, each having more than 27 years of service. Because UPS's plans are designed to foster stock ownership by its managers, each named Executive Officer has accumulated an individually-significant number of shares of Common Stock. As a result, the interests of shareowners and the Company's executive officers are closely aligned, and the executive officers have strong incentives to provide for the effective management of UPS. In the case of each of the named Executive Officers, earnings derived from stock appreciation, dividends and from awards under the UPS Managers Incentive Plan and the 1996 Plan exceed direct cash compensation. Of the forms of compensation used by the Company, the awards granted under the UPS Managers Incentive Plan are most directly keyed to corporate performance because the aggregate amount available for distribution under the UPS Managers Incentive Plan is based on Company profits.

  With respect to cash compensation, the Committee reviews data received directly from consultants concerning compensation for comparable positions at companies having similar revenues, irrespective of the financial performance of those companies. The 1996 salaries of UPS's executive officers including that of its CEO, were less than median compensation levels at similarly sized companies. The Committee has generally found data concerning transportation companies to be less helpful in that the companies are not of comparable size and do not provide a meaningful comparison since executive compensation in the industry tends to be high relative to revenues. Thus, the companies used for executive compensation comparisons are not limited to the companies comprising the S&P 500 Index and the Dow Jones Transport Average used in the performance charts following this report.

  In determining the appropriate CEO compensation and in approving the appropriate compensation of each executive officer, the Committee does not employ formulas but instead exercises its judgment based on considerations including overall responsibilities and the importance of these responsibilities to the Company's success, experience and ability, past short-term and long-term job performance and salary history. A significant factor in determining annual salary increases is the strong desire of the Committee to keep the compensation levels of executive officers equitable when compared to the compensation of other executives with similar responsibilities at comparable companies and when compared to the compensation of other UPS management positions. The Committee places a strong emphasis on teamwork and annual salaries are not dependent on objective, corporate performance standards for any executive officers, including the CEO.

  Awards under the Managers Incentive Plan are determined by a formula that takes into consideration Company profits, monthly salary, the number of participants and the level of participation. The level of participation for executive officers is the same as for approximately 10,000 participating employees at or above the center manager level.

  Options granted under the 1996 Plan are long-term options intended to promote continuity of employment and to provide an additional opportunity for stock ownership. Generally, eligible employees include division managers, district department mangers and others having equivalent or greater responsibilities. The value of options on the date of the grant is based on salary and level of participation.

  Section 162(m) of the Internal Revenue Code makes compensation paid to certain executives in amounts in excess of $1 million not deductible unless the compensation is paid under a predetermined objective performance plan meeting certain requirements or satisfies one of various other exemptions. The Committee has not adopted a policy that all compensation be deductible under
Section 162 (m), in order to preserve the Committee's flexibility to compensate executive officers.

  Graphs depicting five-year and ten-year returns to shareowners are set forth following this report. The five-year graph is required under the proxy rules of the SEC. The ten-year graph was included to provide a perspective on share performance that the Company considers to be more meaningful to shareowners.

                                       The Compensation Committee
                                       Victor A. Pelson, Chairman
                                       Gary E. MacDougal
                                       John W. Rogers

SHAREOWNER RETURN PERFORMANCE GRAPH

  The following graph shows a five year comparison, prepared in accordance with the rules of the SEC, of cumulative total shareowners' returns for UPS, the S&P 500 Index and the Dow Jones Transport Average (the "DJ Transport"). The comparison of the total cumulative return on investment (change in the quarterly stock price plus reinvested dividends) for each of the quarterly periods assumes that $100 was invested on December 31, 1991 in UPS, the S&P 500 Index and DJ Transport.






                         [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      (UPS, S&P 500 INDEX, DJ TRANSPORT)

Measurement period               S&P 500       UPS       DJ TRANS
(Fiscal Year Covered)                         Index       Index
---------------------           --------     --------    --------
Measurement PT -
12/31/91                        $ 100.00     $ 100.00    $ 100.00


FYE 12/31/92                    $ 107.61     $ 118.89    $ 108.34
FYE 12/31/93                    $ 118.46     $ 136.71    $ 133.23
FYE 12/31/94                    $ 120.02     $ 158.59    $ 111.50
FYE 12/31/95                    $ 164.97     $ 181.64    $ 153.75
FYE 12/31/96                    $ 202.74     $ 207.26    $ 177.17



  Because shares of UPS Common Stock are not traded on any exchange or in the organized over-the-counter market, share prices are not affected by some of the factors that influence the value of publicly traded securities, such as short-term market trends, supply and demand and the like. The fair market value of UPS Common Stock is set quarterly by the Board of Directors based on a variety of factors, including past and current earnings, future earnings estimates, the ratio of UPS Common Stock to debt of UPS, other factors affecting the business and long-range prospects of UPS and general economic conditions, as well as opinions furnished from time to time by investment counselors acting as independent appraisers. The Board's decision as to prices considers factors affecting generally the market prices of publicly-traded securities, and prolonged changes in those prices that could have an effect on the prices offered by UPS. The Board generally does not give substantial weight to short-term variations in average price-earnings ratios of publicly-traded securities which at times have been considerably higher, and at other times, considerably lower than those for UPS's securities. Because the value of UPS Common Stock is not subject to the market fluctuations of publicly traded securities, UPS believes that a longer term perspective on share performance would be meaningful to shareowners.

  The following graph shows a ten year comparison of cumulative returns for UPS, the S&P 500 Index and the DJ Transport. The comparison of the total cumulative return on investment (change in the quarterly stock price plus reinvested dividends) for each of the quarterly periods assumes that $100 was invested on December 31, 1986 in UPS, the S&P 500 Index, and the DJ Transport.


                         [GRAPH APPEARS HERE]

                COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN
                      (UPS, S&P 500 INDEX, DJ TRANSPORT)

Measurement period              S&P 500        UPS       DJ TRANS
(Fiscal Year Covered)                         Index       Index
---------------------           --------     --------    --------
Measurement PT -
12/31/86                        $ 100.00     $ 100.00    $ 100.00

FYE 12/31/87                    $ 105.18     $ 121.42    $  94.37
FYE 12/31/88                    $ 122.65     $ 140.05    $ 124.56
FYE 12/31/89                    $ 161.52     $ 156.94    $ 153.68
FYE 12/31/90                    $ 156.50     $ 170.27    $ 121.04
FYE 12/31/91                    $ 204.18     $ 184.10    $ 183.59
FYE 12/31/92                    $ 219.72     $ 218.88    $ 198.90
FYE 12/31/93                    $ 241.86     $ 251.69    $ 244.59
FYE 12/31/94                    $ 245.06     $ 291.96    $ 204.70
FYE 12/31/95                    $ 336.83     $ 334.41    $ 282.28
FYE 12/31/96                    $ 413.96     $ 381.57    $ 325.27




COMPENSATION OF DIRECTORS

   In 1996, directors who were not employees or former employees of UPS (the "Outside Directors") received an annual director's fee of $45,000. Members of the Audit, Officer Compensation and Nominating Committees who were Outside Directors received an additional annual fee of $2,500 for each committee on which they served, except that committee chairmen received an additional annual fee of $4,000. Directors who are employees or former employees of UPS received no additional compensation in 1996 for their service as directors or as members of committees.

  UPS established a retirement plan in February 1991, which provided retirement and disability benefits for Outside Directors. Effective January 1, 1997, the Board agreed to discontinue this plan and, in conjunction therewith, increase the options for which Outside Directors are eligible under the 1996 Plan, as further described below. In satisfaction of the obligations previously accrued under the retirement plan, the Board agreed to allocate to each director the following amounts: William Brown, $320,000; Carl Kaysen, $320,000; Gary MacDougal, $320,000; Victor Pelson, $160,000; and Robert Teeter, $160,000. The amounts so allocated to each director will appreciate or depreciate in tandem with the changes in the share price of UPS common stock (inclusive of dividends). At the time each director ceases to be a director of UPS, the then current value of the account will be payable to him, or his designated beneficiary, either in cash or UPS common stock.

  In addition to permitting grants of options to eligible employees, the 1996 Plan provides for grants of non-qualified options to the Outside Directors. Such non-qualified options are granted on the first day of each year that a director is in office and allow such director to purchase a number of shares equal to 58.4% of such Outside Director's annual director's fee as in effect on the date of grant divided by the Current Price (as defined in the 1996
Plan) of UPS Common Stock. Each of Messrs. Brown, Kaysen, MacDougal, Pelson and Teeter were granted options under the 1996 Plan during 1996. If approved, the proposal to amend and restate the 1996 Plan would increase from 58.4% to 109.5% the percentage used to calculate the number of shares of stock subject to the options granted to the Outside Directors. See "Amendment and Restatement of the UPS 1996 Stock Option Plan."

  Outside Directors also have the option of deferring some or all of the fees and/or retainer payable in connection with their services on the Board into the UPS Deferred Compensation Plan for Non-Employee Directors. Amounts deferred under such plan are treated as invested in certain mutual funds selected by each director. At the time a participating director ceases to be director, the total value of the director's account shall be payable to him, or his designated beneficiary, in forty quarterly installments.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following non-employee directors are the members of the Officer Compensation Committee (the "Committee") of the Board of Directors: Victor A. Pelson, Gary E. MacDougal and John W. Rogers. None of the members of the Compensation Committee has any direct or indirect material interest in or relationship with UPS outside of his position as director and other than his benefits accrued while serving as an employee of UPS. Mr. Rogers is a former Chairman of the Board and Chief Executive Officer of UPS. He retired from active employment with UPS in 1989. To UPS's knowledge, there were no interlocks involving members of the Compensation Committee or other directors of UPS requiring disclosure in this Proxy Statement.

CERTAIN BUSINESS RELATIONSHIPS

  William H. Brown, III, a director of UPS, is a partner of Schnader Harrison Segal & Lewis, a law firm that provides legal services from time to time to UPS and its subsidiaries.

  Certain executive officers of the Company are trustees of the UPS Thrift Plan and the UPS Retirement Plan. The UPS Thrift Plan and the UPS Retirement Plan, through wholly-owned corporations, own real property that is leased to UPS subsidiaries for operating purposes at rental rates determined by independent firms of real estate appraisers. The rentals charged UPS subsidiaries for the leased real estate during 1996 by these plans aggregated $2,058,403.

               COMMON RELATIONSHIPS WITH OVERSEAS PARTNERS LTD.

  Overseas Partners Ltd. ("Overseas") was incorporated under Bermuda law in June 1983, as a wholly-owned subsidiary of UPS. On December 31, 1983, prior to commencing operations, Overseas was spun off when UPS paid a special dividend to UPS shareowners of one share of Overseas Common Stock for each share of

UPS Common Stock then outstanding, resulting in the distribution of approximately 97% of the outstanding Common Stock of Overseas. In August and September 1996, Overseas purchased a total of 1,264,146 shares of its Capital Stock from UPS for approximately $15.2 million. The purchase was effected at the price which at the time of the transaction UPS had the right to purchase such shares from Overseas shareholders.

  Certain executive officers and a director of UPS are directors of Overseas. In considering which risks related to UPS's business to reinsure, or which leasing or other arrangements to enter into with UPS, such executive officers and the director consider the impact of their business decisions on each of the two companies. Although prevailing market conditions are among the factors considered by them in making such decisions, there can be no assurance that transactions relating to the two companies will be on the most favorable terms that could be obtained by either party in the open market. Further information relating to these reinsurance and leasing transactions are set forth below.

  UPS does not have any formal conflict resolution procedures. Nevertheless, in connection with the insurance by Overseas of risks related to the business of UPS, UPS believes the rates charged by the primary insurers reinsured by Overseas are competitive with those charged to shippers utilizing other carriers. Additionally, in connection with major transactions in which UPS and Overseas have been involved, primarily leasing transactions, UPS has generally obtained fairness or valuation opinions from one or more leading investment banking firms or other organizations with significant expertise in the evaluation of the interests involved.

  As of March 10, 1997, UPS owned approximately 455,176 shares of Overseas Common Stock.

REINSURANCE TRANSACTIONS

  Overseas was organized to reinsure shippers' risks relating to packages carried by UPS as a common carrier as well as to underwrite life and property and casualty reinsurance for insureds unaffiliated with UPS. Since commencing operations on January 1, 1984, Overseas' reinsurance business has related primarily to reinsuring insurance issued by United States-based insurance companies unaffiliated with UPS or Overseas. This reinsurance covers the risk of loss or damage to shippers' packages carried by UPS's subsidiaries and unaffiliated foreign common carriers whose declared value exceeds $100 or equivalent in foreign currency. The reinsurance of excess value insurance does not involve transactions conducted between UPS and Overseas. Various subsidiaries of American International Group, Inc. (an insurance company unaffiliated with UPS) insure customer packages in return for premiums paid by the customers. Overseas reinsures these primary insurers, whose premium payments constitute Overseas' largest source of revenues and profits. Reinsurance premiums earned by Overseas for reinsuring risks from January 1, 1996 to December 31, 1996 were approximately $380.0 million. Overseas' reinsurance business has also included reinsurance of workers compensation insurance issued by another unaffiliated United States-based insurance company covering risks of a UPS subsidiary in the state of California.

LEASING TRANSACTIONS

  Overseas' business has included leasing certain aircraft and real property to subsidiaries of UPS through Overseas Partners Capital Corporation ("OPCC"). OPCC is a wholly owned subsidiary of Overseas and Overseas has guaranteed OPCC's performance of the leasing arrangements described below. In December 1989, OPCC acquired from UPS the Ramapo Ridge Facility (the "Facility"). Beginning in July 1990, the Facility was leased to UPS for an initial term ending in 2019. UPS uses the Facility as a data processing, telecommunications and operations center. Lease payments have fixed and variable components. The fixed component provides for aggregate lease payments of approximately $212.3 million over the initial term of the lease. The variable component is based on the number of customer accounts maintained by UPS.

  In December 1989, OPCC acquired from UPS for approximately $67.9 million its rights to purchase from the Boeing Company five 757 aircraft which were then being manufactured. The aircraft were delivered to OPCC in 1990 and are leased to UPS for a term ending in 2012. Lease payments have fixed and variable components. The fixed component provides for minimum aggregate lease payments of approximately $376.5 million over the term of the lease. The variable component is based on the number of flight hours recorded for the aircraft. Rentals began in the fourth quarter of 1990.

  OPCC has irrevocably assigned the right to receive the fixed component of rentals on the Boeing 757 aircraft and Facility leases to its subsidiary, OPL Funding Corp. ("OPL Funding"), a Delaware corporation. OPL Funding pledged its interest in these payments to secure bonds issued to finance the acquisition of the leased assets. UPS's obligation to pay the fixed rentals to OPL Funding is absolute and unconditional during the initial term of each lease, and continues after an early lease termination unless UPS pays to OPL Funding an amount sufficient to defease the remaining interest payments on the bonds. In the event that OPCC fails to pay certain income taxes, UPS is obligated to pay additional rentals to provide for such taxes. OPCC is required to reimburse UPS the amount of any such termination or tax payments.

  At the conclusion of each of the leases, UPS may purchase the aircraft and the Facility at fair market value. UPS has an option to purchase the land on which the Facility is located, but not the buildings, from OPCC in 2050 for approximately $63.7 million, subject to certain adjustments for increases in the fair market value of the land. In 1996, OPCC and its subsidiary, OPL Funding, received rental payments of approximately $43.4 million in the aggregate from UPS pursuant to the leases described above.

                       AMENDMENT AND RESTATEMENT OF THE
                          UPS 1996 STOCK OPTION PLAN

  The 1996 Plan was initially adopted by the Board of Directors in 1996, and was approved by the shareowners of UPS at the Annual Meeting of Shareowners held on May 9, 1996. The Board has approved a proposal to amend and restate the 1996 Plan, subject to approval by the Company's shareowners. The amendments to the 1996 Plan will (a) increase the percentage used in the Outside Director Formula (as defined below) to calculate the number of shares of stock subject to the options granted to the Outside Directors and (b) amend the period allowed for exercise of options granted under the 1996 Plan. The Board believes that the approval of the proposed amendments to and restatement of the 1996 Plan is necessary to achieve the purposes of the 1996 Plan and to promote the welfare of the Company and its shareowners generally.

  As noted above, it is proposed to amend the 1996 Plan to increase from 58.4% to 109.5% the percentage used in the Outside Director Formula to calculate the number of shares of Common Stock subject to the options granted to the Outside Directors. The "Outside Director Formula" is currently defined as 58.4% of an Outside Director's annual fee as in effect on the date such option is granted, divided by the Current Price (defined below) of one share of Common Stock on such date. The Company expects that this proposed amendment will further strengthen the identity of interests of such Outside Directors with that of the shareowners.

  It is further proposed to amend the period allowed for exercise of options granted under the 1996 Plan. Currently, options may only be exercised during the 30-day period following the mailing date of UPS's Annual Report to Shareowners (the "Annual Report") for the prior year. It is proposed that this period be changed to April 1 through April 30 of such same year. Prior to 1992, the exercise price of the shares subject to the options was equal to the book value of the shares and such values were reported within the Annual Report. As of December 31, 1992, the exercise price of the options was amended to be the Current Price (defined below) and consequently, optionees are no longer dependent upon receipt of the Annual Report to determine whether they wish to exercise their options. Setting the exercise period to begin on April 1, however, will be consistent with the Company's traditional timeline of releasing its Annual Report to its shareowners. The requirement that no option shall be exercisable until the expiration of five years from the date the option is granted will remain unchanged.

  The restatement of the 1996 Plan is intended to provide for one integrated document to avoid confusion.

  The following summary of the amended and restated 1996 Plan (the "Plan") does not purport to be complete and is subject to and qualified in its entirety by reference to the Plan, a copy of which is available upon written request from the Secretary of UPS:

  Purpose of the Plan. The Plan is intended to promote continuity of management and to provide incentives to key managerial employees of UPS and its subsidiaries and UPS's Outside Directors by providing them with additional opportunities for stock ownership. UPS believes that the grant of options will induce the continued services of participating employees and Outside Directors and encourage major contributions to effective management.

  Administration of the Plan. Except to the extent described under "Eligibility" below, the Plan is administered by the Salary Committee of the Board of Directors of UPS (the "Salary Committee"). The current Salary Committee members are Messrs. Kelly, Clanin and Ms. Soupata (as administrator). Their addresses are 55 Glenlake Parkway, NE, Atlanta, Georgia 30328.

  Eligibility. Under the Plan, key managerial employees and Outside Directors of UPS and its subsidiaries are eligible to participate in the Plan. The Salary Committee may grant options to any eligible employee other than a member of the Board, an Officer (as defined in Rule 16a-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (a "16a-1 Officer")) or a member of the Salary Committee. Employees are selected on the basis of their having demonstrated an ability to contribute substantially to the effective management or direction of UPS. Options having a greater value may be granted to employees with greater responsibility.

  Directors, 16a-1 Officers and members of the Salary Committee are eligible to receive options if they are also employees of UPS or its subsidiaries, except that all decisions regarding the grant of options to eligible 16a-1 Officers, Directors and members of the Salary Committee shall be made by the Officer Compensation Committee. Members of the Board and the Salary Committee may not participate in any decision or action affecting them unless such decision or action affects all optionees generally.

  At the time the Salary Committee or Officer Compensation Committee grants to any eligible employee an option to purchase shares, it will designate an option as an incentive stock option (as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or a nonqualified option (see discussion of tax treatment below). Additionally, the Salary Committee or Officer Compensation Committee, as appropriate, at the time of option grant may also grant to an employee optionee a right to receive money at the time of exercise in an amount equal to a designated percentage of the amount by which the Current Price (defined below) of the shares subject to the option exceeds, at the time of exercise, the option price.

  On the first date of each year in which any option is granted, each Outside Director shall be granted options to purchase a number of shares equal to 109.5% of such Outside Director's annual director's fee as in effect on the date of option grant divided by the Current Price of the UPS Common Stock on such date. The "Current Price" of a share means, as of any given time, the price per share which the Board of Directors shall have determined to be the fair market value at which the Company may express its willingness to purchase shares of UPS Common Stock from shareowners who offer them for sale to the Company at that time. The foregoing formula may be amended by the Salary Committee but not more than once every twelve months. The formula may not be amended (a) without the consent of the Outside Directors if the amendment would affect rights under options already granted or (b) without shareowner approval if such amendment materially increases the benefits to the Outside Directors. Only nonqualified options may be granted to the Outside Directors.

  At the time the Plan was adopted by the Board of Directors, and as of March 10, 1997, approximately 3,000 employees were eligible to participate in the Plan.

  Exercise of Options and Duration. Generally, options may not be exercised until the expiration of five years from the date of grant, and then only during the 30-day period from April 1 through April 30. Further, an option may only be exercised in its entirety.

  However, in the event an employee optionee's employment terminates by reason of the optionee's retirement with the consent of UPS or in accordance with an applicable retirement plan, or by reason of the optionee's disability (within the meaning of Section 22(e)(3) of the Code), then any incentive stock option held by the employee optionee, and which has not lapsed or expired, will, at the election of the optionee: (a) become exercisable immediately but only for a period of three months following the date of retirement, or one year following the date of disability (or, in either circumstance, on such earlier date on which the option may lapse or expire in accordance with its terms); or
(b) be unaffected by such retirement or disability. Nonqualified options will not be subject to early exercise upon an employee's retirement or disability.

  In the event that an Outside Director ceases to be a member of the Board for any reason other than resignation, removal for cause or death, any unexpired option shall, at the election of the Outside Director (a) be or immediately become fully exercisable but only for a period ending on the date three months following the date on which such Outside Director ceases to be a member of the Board, or one year in the case of disability within the meaning of Section 22(e)(3) of the Code (or, in either circumstance, on such earlier date on which such option shall expire in accordance with its terms); or (b) be unaffected. In the event that an Outside Director resigns from the Board or is removed from office for cause, any option held by the Outside Director which is not exercisable by the Outside Director immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any option held by the Outside Director which is exercisable by the Outside Director immediately prior to such resignation or removal shall be exercisable in accordance with its terms.

  In the event of an optionee's death (including death while retired or disabled), any option then held will immediately become exercisable at any time prior to expiration.

  The aggregate fair market value, as determined at the time the option is granted, of the shares for which any employee may be granted incentive stock options, which will become exercisable for the first time by any optionee during any calendar year under the Plan and any other stock option plan of UPS, shall not exceed $100,000.

  All options will expire five and one-half years after the date of grant and will be subject to earlier termination in the event of termination of employment for any reason other than death, disability or retirement.

  Option Price. The exercise price of any option is equal to (i) the Current Price of UPS Common Stock at the time the option is granted, (ii) multiplied by the number of shares of UPS Common Stock subject to the option. Payment of the exercise price may, as the optionee elects, be made (i) in cash, (ii) in UPS Common Stock owned by the optionee for at least six months prior to the date of exercise and valued at its then Current Price, or (iii) in any combination of cash or such shares. Any payment made with shares of Common Stock shall be effected by delivery of the shares to the Secretary of UPS, endorsed in blank or accompanied by stock powers executed in blank, and for such purpose, the optionee may notify the Trustee under the UPS Managers Stock Trust, in writing, to transmit to UPS, endorsed in blank, shares held by the Trustee for the optionee's account under the UPS Managers Stock Trust.

  Federal Income Tax Consequences. The description that follows outlines the general tax treatment of both incentive stock options and nonqualified options under the Plan. However, because of the complexity of the tax laws relating to stock options and the possible effect on each optionee's particular situation, each optionee should also consult with his or her tax adviser as to the tax consequences of the options.

TAX TREATMENT OF NONQUALIFIED OPTIONS

  An optionee receives no income upon grant of a nonqualified stock option. Upon exercise of a nonqualified option, the optionee will realize ordinary income equal to the excess of the value of the shares on the date of exercise over the aggregate option price. If cash is used to exercise the option, the optionee will receive a tax basis in the shares equal to their value on the date of exercise. On subsequent disposition of such shares, the optionee will realize capital gain (or loss) equal to the excess (or deficiency) of the amount realized over such tax basis. The gain or loss will be long- or short-term depending on the optionee's holding period for the shares.

  UPS will be required to satisfy withholding requirements with regard to the tax liability of employee optionees upon exercise of a nonqualified option. Under the Plan, UPS is entitled to require the optionee, as a condition of exercise, to remit an amount sufficient to satisfy such withholding obligation. UPS will be entitled to a tax deduction equal to the amount of income realized by the optionee as a result of the exercise.

  Except as otherwise described below, if a nonqualified option is exercised and the optionee uses previously-owned shares of UPS Common Stock to pay the option price, the optionee will realize ordinary income as described above, but will realize no gain or loss as a result of the disposition of the previously-owned shares. The shares of UPS Common Stock received upon exercise whose value is equal to the value of the previously-owned shares will take a tax basis equal to the basis of the previously-owned shares. The remaining UPS Common Stock will take a tax basis equal to their fair market value.

TAX TREATMENT OF INCENTIVE STOCK OPTIONS

  An optionee receives no income upon grant or exercise of an incentive stock option. If cash is used to exercise the option, the optionee receives a tax basis in the shares equal to the option price and, upon subsequent sale or other disposition of the shares, realizes capital gain (or loss) equal to the excess (or deficiency) of the amount realized over such tax basis. The gain or loss will be long- or short-term depending on the optionee's holding period for the shares.

  In order to receive such favorable tax treatment, however, an optionee must satisfy the "Employment Condition" and must not make a "Disqualifying Disposition" of the option shares. The Employment Condition refers to a requirement that an optionee must exercise the incentive stock option while he or she remains an employee of UPS or within three months after termination of employment. The three-month period is extended to one year when employment terminates as a result of total and permanent disability within the meaning of Section 22(e)(3) of the Code and indefinitely when employment terminates as a result of death. A Disqualifying Disposition occurs when an optionee disposes of the shares purchased under the incentive stock option prior to a date at least two years after the date on which the option was granted and at least one year after it was exercised.

  The Plan provides that in the event an optionee's employment terminates by reason of retirement or disability, the optionee may elect to (a) exercise the incentive stock option within three months after retirement or one year after disability; or (b) exercise the incentive stock option after the expiration of five years from the date of grant during the 30-day period from April 1 to April 30 in that year. When an optionee who chooses the second alternative eventually exercises the option, the Employment Condition will probably not be satisfied. In such a case, the option will be treated as a nonqualified option (see above).

  As stated above, any transfer of shares purchased under an incentive stock option within the one- and two-year holding periods described below, including a transfer by gift, will constitute a Disqualifying Disposition except (a) a transfer by a decedent to an estate or a transfer by bequest or inheritance;
(b) certain tax-free transfers; or (c) a transfer into the name of the optionee and another individual to be held jointly with the right of survivorship. An optionee who makes a Disqualifying Disposition will realize, in the year of such disposition, (a) ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price and (b) capital gain equal to the excess, if any, of the amount realized upon disposition over the fair market value of the shares on the date of exercise. If the amount realized on the disposition is less than the fair market value of the shares on the date of exercise and the disposition occurs in a sale or exchange with respect to which a loss (if sustained) would be recognized, then the ordinary income realized by the optionee will be limited to the excess of the amount realized over the option price. Upon such a Disqualifying Disposition, UPS would be entitled to deduct an amount equal to the ordinary income realized by the optionee.

  It should be noted that there is currently a differential between the maximum rate of tax on ordinary income (39.6%) and the maximum rate of a tax on capital gains (28%). As a result, income recognized by an optionee upon a Disqualifying Disposition may be taxed at a higher rate than would be the case if the amount realized were treated as capital gain.

  The Plan provides that optionees may apply the value of currently owned shares of UPS Common Stock owned by the purchaser for at least six months prior to the date of exercise to pay all or a portion of the option price. Except as otherwise described below, in such a case, a number of shares of UPS Common Stock received upon exercise of the incentive stock option having a value equal to the value of the UPS Common Stock used for payment of the option price will be deemed to have been exchanged for the latter shares in a tax-free stock-for-stock exchange under Section 1036 of the Code. Such UPS Common Stock will acquire a tax basis equal to the tax basis of the previously-owned shares. The remaining UPS Common Stock received upon exercise of the option will receive a zero tax basis. The optionee will realize no gain or loss as a result of the disposition of the previously-owned shares. An optionee using shares received upon exercise of an incentive stock option may realize a different tax consequence, however. If the optionee uses such shares to pay the option price before the expiration of the one- and two-year holding periods described above, the use of such shares may result in a Disqualifying Disposition.

  Section 55 of the Code imposes an alternative minimum tax. Under Section 55, a taxpayer must pay the alternative minimum tax if such tax is greater than the taxpayer's regular tax. Generally, the alternative minimum tax for non-corporate taxpayers is 26% or 28% of the amount of alternative minimum taxable income in excess of a statutory exemption amount. Alternative minimum taxable income is computed by treating certain types of transactions in a different way from the ordinary tax treatment and making certain adjustments to income. The amount by which the fair market value of a share of stock purchased under an incentive stock option exceeds, at the time of exercise, the option price of such stock (i.e., the bargain element in the option) is generally included as alternative minimum taxable income.

  If in connection with the grant of an incentive stock option or nonqualified option, the Salary Committee or Officer Compensation Committee also grants a right to receive cash at the time of exercise of the option, the amount of cash received would be treated as ordinary compensation income and would be deductible by UPS.

  The Plan is not subject to the Employee Retirement Income Security Act of 1974 or to Section 401 of the Code, both of which contain provisions pertaining to other types of employee benefit plans.

  Non-transferability. Options are not transferable except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative.

  Limitations Regarding the Amount of UPS Common Stock Available Under the Plan. Options to purchase a maximum of 30,000,000 shares of UPS Common Stock (subject to certain adjustments) may be granted under the Plan. However, if an option shall expire or terminate for any reason without having been exercised in full, options for such UPS Common Stock will be available for grant in subsequent years. No option may be granted to any individual who at the time of grant owns shares which constitute more than 10% of the voting power of UPS or its subsidiaries.

  Delivery of Shares. All shares of UPS Common Stock issued by UPS under the Plan will be subject to the UPS Managers Stock Trust. All shares of UPS Common Stock issued by UPS under the Plan to Outside Directors will be subject to such agreements as the Salary Committee shall prescribe.

  Adjustments Upon Changes in Capitalization, Etc. The number of options that may be granted under the Plan, the number of shares subject to unexercised options and the option price may be adjusted, as deemed equitable by the Salary Committee, if: (i) there is a stock dividend, stock split, or other subdivision, reclassification or combination of the UPS Common Stock; or (ii) UPS Common Stock is changed or converted into, or exchanged or exchangeable for, a different number or kind of security of UPS or of another corporation in connection with a reorganization, merger, consolidation or combination, provided that where a change of control of UPS is contemplated, the Salary Committee, with the approval of a majority of the members of the Board of Directors who are not then holding options, may modify options so as to accelerate optionees' rights to exercise their options.

  Amendments and Termination. Options may not be granted under the Plan after March 31, 2001. The Plan may be amended at any time by either the Board of Directors, the Executive Committee or shareowners of UPS, except that without shareowner approval, the Board or Executive Committee may not materially increase the benefits accruing to participants or the number of shares that may be issued under the Plan or materially modify the eligibility requirements of the Plan.

  The termination or amendment of the Plan will not, without the consent of an optionee, affect the optionee's rights under an option previously granted. With the consent of the optionee, the Board of Directors or the Executive Committee may amend the outstanding options in a manner not inconsistent with the Plan.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE IN
                  FAVOR OF THE AMENDED AND RESTATED 1996 PLAN

                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, subject to ratification by the shareowners, to audit the consolidated financial statements of UPS and its subsidiaries for the year ending December 31, 1997 and to prepare a report on such audit. A representative of Deloitte & Touche LLP will not be present at the meeting, but officers of UPS will be available to respond to appropriate questions by shareowners.

                            SOLICITATION OF PROXIES

  The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. The Company has engaged First Union to assist it in the proxy solicitation process and will pay such firm approximately $115,000 for its services. In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

                                OTHER BUSINESS

  The Board is not aware of any business to be conducted at the Annual Meeting other than the proposals described herein. However, should any other matter requiring a vote of the shareowners arise, the proxies named in the accompanying proxy will vote in accordance with their best judgment.

  Under the By-laws of UPS and the Securities and Exchange Commission regulations, any shareowner proposals or director nominations for the 1998 Annual Meeting of Shareowners must be received by the Secretary of UPS not later than December 2, 1997.

  A COPY OF THE 1996 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, UNITED PARCEL SERVICE OF AMERICA, INC., 55 GLENLAKE PARKWAY, NE, ATLANTA, GA 30328.

                                                                  EXHIBIT 10(U)

                    UNITED PARCEL SERVICE OF AMERICA, INC.
                            1996 STOCK OPTION PLAN
                (AS AMENDED AND RESTATED ON FEBRUARY 12, 1997)

1. PURPOSE.

  The purpose of this Amended and Restated Plan is to ensure continuity of management and increase the incentive for key managerial employees and non-employee members of the Board of the Company to make major contributions to the effective management or direction of the Company by providing them with an opportunity to acquire equity interests in the Company in the manner contemplated by this Amended and Restated Plan.

2. DEFINITIONS.

  As used in this Amended and Restated Plan, the following definitions shall apply:

  "Amended and Restated Plan" means the Plan, as amended and restated on February 12, 1997.

  "Board" means the Board of Directors of the Company or, when appropriate, the Executive Committee of the Board of Directors, acting for the Board.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Company" means United Parcel Service of America, Inc.

  "Current Price" of a Share at any time means the price per Share which the Board shall have determined to be the fair market value at which the Company may express its willingness to purchase Shares from shareowners who offer them for sale to the Company at that time.

  "Employee Optionee" means any Optionee other than an Outside Director
Optionee.

  "Incentive Stock Option" means an Option that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

  "Nonqualified Option" means an Option that is not an Incentive Stock Option.

  "Officer Compensation Committee" means the Officer Compensation Committee of the Board.

  "Option" means the right to purchase Shares under the terms and conditions of the Amended and Restated Plan, as evidenced by an option certificate or agreement in such form, not inconsistent with the Amended and Restated Plan, as the Committee may adopt for general use or for specific cases from time to time.

  "Optionee" means the person to whom an Option has been granted under the Amended and Restated Plan and, where the context permits, the estate, personal representative or beneficiary to whom an Option has been transferred by will or the laws of descent and distribution.

  "Outside Director" means any member of the Board who is not, as of the date of grant of an Option, an employee or a former employee of the Company or any Subsidiary.

  "Outside Director Formula" has the meaning set forth in subparagraph E of paragraph 7 of this Amended and Restated Plan.

  "Outside Director Optionee" means the Optionee who is, as of the date of grant of an Option, an Outside Director.

  "Plan" means this United Parcel Service of America, Inc. 1996 Stock Option Plan as originally adopted by the Board on February 14, 1996 and by the shareowners of the Company at the 1996 Annual Meeting of Shareowners.

  "Salary Committee" means the Salary Committee of the Board.

  "Shares" means shares of the Company's common stock, presently having a par value of $0.10 per share.

  "Subsidiary" means any corporation more than 50% of whose outstanding voting securities is owned by the Company or by one or more of the Company's other Subsidiaries.

  "UPS Managers Stock Trust" means a trust arrangement established by agreements conforming to the trust agreement made as of April 15, 1958, as heretofore or hereafter amended (the "UPS Managers Trust Agreement"), among certain employees of the Company and First Union National Bank, as Trustee ("First Union"), or any successor trust arrangement.

  An Option shall be deemed "granted" under the Amended and Restated Plan on the date of the action taken by the Salary Committee or Officer Compensation Committee approving the grant of an Option hereunder.

3. PLAN ADOPTION AND TERM.

  A. The Plan was originally adopted by the Board on February 14, 1996 and by the shareowners of the Company at the 1996 Annual Meeting of Shareowners. The Amended and Restated Plan became effective upon its adoption by the Board on February 12, 1997, and Options may be issued from time to time thereafter; provided however, that if this Amended and Restated Plan shall not receive shareowner approval at the 1997 Annual Meeting of Shareowners, the Plan shall remain in effect as it existed before February 12, 1997. If the Amended and Restated Plan receives shareowner approval at the 1997 Annual Meeting of Shareowners, all Options theretofore granted under the Plan shall remain in effect.

  B. No Option may be granted hereunder after March 31, 2001, but Options granted on or before that date may extend beyond such date in accordance with their terms.

4. ADMINISTRATION OF THE AMENDED AND RESTATED PLAN.

  A. Subject to the provisions of paragraph 7 regarding grant of options and paragraph 16 regarding amendment of the Amended and Restated Plan, this Amended and Restated Plan shall be administered by the Salary Committee or, if the Salary Committee shall consist of fewer than two persons, by the Board. All actions taken by the Salary Committee with respect to the Amended and Restated Plan shall be reported to the Board at the next regular meeting of the Board.

  B. The Salary Committee shall have the authority to interpret the provisions of the Amended and Restated Plan, to construe the terms of any Option, to prescribe, amend and rescind rules and regulations relating to the Amended and Restated Plan, and to make all other determinations in the judgment of the Salary Committee necessary or desirable for the administration of the Amended and Restated Plan. The Salary Committee may correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated Plan or in any Option in the manner and to the extent it shall deem expedient to effectuate the purposes and intent of the Amended and Restated Plan.

  C. Any power granted to the Salary Committee, either in this Amended and Restated Plan or by the Board, may at any time be exercised by the Board. Any determination by the Salary Committee shall be subject to review and reversal or modification by the Board on its own motion, except that the Board may not impair the rights of Optionees under Options previously granted.

  D. Members of the Salary Committee, the Officer Compensation Committee, the Executive Committee, and the Board shall not be liable for any action or determination made by them in good faith.

5. ELIGIBILITY.

  Key managerial employees of the Company and its Subsidiaries, and Outside Directors, shall be eligible to participate in the Amended and Restated Plan. All recipients of Options shall be selected on the basis of their having demonstrated an ability to contribute substantially to the effective management or direction of the

Company and its Subsidiaries. Members of the Board shall be eligible to receive Options under the Amended and Restated Plan, provided that: (i) a member shall not participate in any decision or action affecting such member other than a decision or action affecting all participants generally; and (ii) Outside Directors shall be eligible to receive only Nonqualified Options. No Option shall be issued under this Amended and Restated Plan to any individual who at the time an Option might be granted hereunder owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of any parent or Subsidiary of the Company.

6. LIMITATION ON THE NUMBER OF SHARES.

  Subject to adjustment as provided in paragraph 14, Options may be granted pursuant to the Amended and Restated Plan for the purchase of not more than 30,000,000 Shares. If prior to its exercise in full by an Optionee, any Option is canceled or terminates or lapses in whole or in part for any reason other than the termination of the Amended and Restated Plan as a whole, the number of Shares not purchased thereunder shall forthwith become available again for allocation under new Options, including new Options to such Optionee, in accordance with the Amended and Restated Plan.

7. GRANT OF OPTIONS.

  A. At any time during the term of this Amended and Restated Plan, the Salary Committee may grant to any eligible employee who is (i) eligible under paragraph 5 hereof and (ii) not a member of the Board, a member of the Salary Committee, or a person who is an officer of the Company as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended, an Option to purchase any number of the Shares reserved for issuance under the Amended and Restated Plan, subject to prior allocation of Shares to the same or other persons and to the limitation of paragraph 6.

  B. At any time during the term of this Amended and Restated Plan, the Officer Compensation Committee may grant to any eligible employee who is a member of the Board, a member of the Salary Committee, or an officer of the Company as defined in Rule 16a-1 under the Securities Exchange Act of 1934, an Option to purchase any number of the Shares reserved for issuance under the Amended and Restated Plan, subject to prior allocation of Shares to the same or other persons and to the limitation of paragraph 6.

  C. At the time of grant of each Option to an Employee Optionee, the Salary Committee or the Officer Compensation Committee, as appropriate, shall designate such Option as an Incentive Stock Option or as a Nonqualified Option. However, the aggregate fair market value, as determined at the time the Option is granted, of the Shares with respect to which incentive stock options may become exercisable for the first time by an Optionee during any calendar year (under the Amended and Restated Plan and any other stock option plan of the Company or any corporation which, at the time of the granting of such Option, is a parent or Subsidiary of the Company) shall not exceed $100,000. To the extent that an Option designated as an Incentive Stock Option may be or become exercisable for a number of Shares exceeding the limitation of the preceding sentence, such Option shall be deemed to be an Incentive Stock Option with respect to the maximum number of Shares permissible under the preceding sentence and a Nonqualified Option with respect to any remaining Shares.

  D. At such time as the Salary Committee or the Officer Compensation Committee grants to any Employee Optionee an Option to purchase Shares pursuant to subparagraph A or B of paragraph 7, it may also grant to such Employee Optionee a right to receive money at the time of exercise of the Option in an amount equal to a designated percentage of the amount by which the Current Price of the Shares subject to the Option exceeds, at the time of exercise thereof, the option price.

  E. On the first day of each year, during the term of this Amended and Restated Plan, on which any Option is granted to an Employee Optionee, each Outside Director shall be granted Options to purchase Shares, as provided in this subparagraph E of paragraph 7. Each Outside Director shall be granted Options to purchase that number of the Shares, equal to the Outside Director Formula, reserved for issuance under the Amended and Restated Plan, subject to prior allocation of Shares to the same or other persons and to the limitation of paragraph 6. In the case of each Outside Director, the Outside Director Formula shall be 109.5% of such Outside Director's annual director's fee as in effect on the date such Option is granted, divided by the Current Price of one Share on such date. The Salary Committee may at any time and from time to time modify or amend the Outside Director Formula; provided, however, that the Salary Committee may not: (i) modify or amend the Outside Director Formula more often than once during any twelve-month period; (ii) without shareowner approval modify or amend the Outside Director Formula in any respect that would materially increase the benefits accruing to Outside Directors under the Amended and Restate Plan; or (iii) without the consent of an Outside Director Optionee, make any modification or amendment of the Outside Director Formula that would affect such Outside Director Optionee's rights under an Option previously granted. All Options granted to Outside Director Optionees shall be designated as Nonqualified Options.

8. PURCHASE PRICE, DELIVERY OF SHARES, AND PAYMENT.

  A. The purchase price for each Share represented by an Option shall be 100% of the Current Price of a Share at the time the Option is granted. Notwithstanding the foregoing, the purchase price per Share shall not be less than the par value of one Share.

  B. Payment of the purchase price for Shares purchased shall be made upon exercise of an Option by payment, (i) in cash, (ii) in Shares owned by the purchaser for at least six months prior to the date of exercise and valued at their then Current Price, or (iii) in any combination of cash and such Shares. Any payment in Shares shall be effected by the delivery thereof to the Secretary of the Company, endorsed in blank or accompanied by stock powers executed in blank. For such purpose, the Optionee may notify the Trustee under the UPS Managers Stock Trust, in writing, to transmit to the Secretary of the Company, endorsed in blank, Shares held by the Trustee for the Optionee's account under the UPS Managers Stock Trust.

  C. All Shares issued by the Company to Employee Optionees upon exercise of Options shall be subject to the UPS Managers Stock Trust. As a condition to the receipt of Shares upon exercise of an Option, the Employee Optionee shall execute and deliver to the Trustee of the UPS Managers Stock Trust a trust deposit agreement. The Company shall then deposit with or deliver to the Trustee the Shares issued to the Employee Optionee to be held by the Trustee in trust for such Employee Optionee's benefit pursuant and subject to the terms of the UPS Managers Trust Agreement.

  D. In the event that any Shares are issued or distributed by the Company to an Employee Optionee upon exercise of an Option on a date that is later than the date of termination of the Employee Optionee's employment with the Company and Subsidiaries (the "Termination Date"), then, for purposes of the UPS Managers Stock Trust, the Company's rights to repurchase the Shares so issued or distributed shall commence on the June 15 next following the first anniversary of the Termination Date and such Shares shall be treated as securities issued as a result of the distribution of rights appurtenant UPS common stock owned by the Employee Optionee and subject to the UPS Managers Stock Trust on the Termination Date.

  E. All Shares issued by the Company to Outside Director Optionees shall be subject to such agreements with respect to the repurchase of such Shares, similar in purpose and effect to the provisions of the UPS Managers Stock Trust, as the Salary Committee shall prescribe. As a condition to the receipt of Shares upon exercise of an Option, the Outside Director Optionee shall execute and deliver such agreements as the Salary Committee shall prescribe.

9. DURATION OF OPTIONS.

  Each Option and all rights thereunder shall expire five and one-half years from the date on which the Option is granted, and shall be subject to earlier termination as provided herein.

10. CONDITIONS RELATING TO EXERCISE.

  A. Except as otherwise provided in Paragraph 11 hereof, no Option shall be exercisable until the expiration of five years from the date the Option is granted. Subject to the provisions of Paragraph 11, an Option may be exercised only in its entirety and only during the period from April 1 to April 30 in the year in which the Option becomes exercisable.

  B. No Option shall be transferable by an Optionee otherwise than by will or by the laws of descent and distribution.

  C. All Options granted hereunder shall be exercisable during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative.

  D. An Option shall be exercised as follows:

    (1) By delivering to the Company, at its principal office, to the attention of its Secretary, written notice of the number of Shares with respect to which the Option is being exercised; and

    (2) By paying the purchase price for the Shares in accordance with paragraph 8 hereof and any withholding tax required to be paid pursuant to paragraph 15 hereof.

  E. Notwithstanding any other provision in this Amended and Restated Plan, no Option shall be exercisable unless and until (i) the Shares may be legally issued and sold to the Optionee and (ii) the Optionee shall have executed such documents and taken such action as the Salary Committee reasonably shall deem advisable to assist the Company in complying with the requirements of any applicable law.

11.EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE.

  A. In the event an Employee Optionee's employment with the Company and Subsidiaries shall terminate by reason of such Employee Optionee's retirement with the consent of the Company or in accordance with an applicable retirement plan, any Incentive Stock Option then held by such Employee Optionee, which shall not have lapsed or expired shall, at the election of the Employee
Optionee: (i) be or immediately become fully exercisable but only for a period ending on the earlier of a date three months following the date of retirement or the date of expiration of the Option in accordance with its terms; or (ii) be unaffected by such retirement. Any Nonqualified Option held by such an Employee Optionee shall be unaffected by such retirement.

  B. In the event an Employee Optionee's employment with the Company and Subsidiaries shall terminate by reason of such Employee Optionee's disability (within the meaning of Section 22(e)(3) of the Code), any Incentive Stock Option then held by such Employee Optionee, which shall not have lapsed or expired shall, at the election of the Employee Optionee: (i) be or immediately become fully exercisable but only for a period ending on the earlier of a date one year following the date of termination of employment or the date of expiration of the Option in accordance with its terms; or (ii) be unaffected by such termination of employment. Any Nonqualified Option held by such an Employee Optionee shall be unaffected by such termination of employment.

  C. In the event of an Employee Optionee's death (including death while retired or disabled), any Option then held by such Employee Optionee which shall not have lapsed or expired shall be or immediately become fully exercisable at any time before the date of expiration of the Option in accordance with its terms.

  D. In the event an Employee Optionee shall cease to be employed by the Company and Subsidiaries for any reason other than those specified in subparagraphs A, B and C above, any Option then held by such Employee Optionee shall immediately terminate.

  E. Whether an authorized leave of absence or absence in government or military service constitutes a termination of employment shall be determined by the Salary Committee, and the Salary Committee's determination shall be final and conclusive on all persons affected thereby; provided, however, that if such leave of absence or other absence shall be deemed a termination of employment for purposes of the UPS Managers Stock Trust, it will also constitute a termination of employment for purposes of the Amended and Restated Plan.

  F. In the case of any Option granted to an Outside Director Optionee, if such Outside Director Optionee ceases for any reason to be a member of the Board, then such Option shall be exercisable according to the following provisions, and shall terminate upon the expiration of the applicable exercise period, if any, specified in this subparagraph F of paragraph 11:

    (i) If an Outside Director Optionee ceases to be a member of the Board for any reason other than resignation, removal for cause or death, any such Option held by such Outside Director Optionee which shall not have lapsed or expired shall, at the election of the Outside Director Optionee: (I) be or immediately become fully exercisable but only for a period ending on the earlier of a date three months following the date on which such Outside Director Optionee ceases to be a member of the Board or the date of expiration of the Option in accordance with its terms; or (II) be unaffected.

    (ii) Except as provided in clause (iii) of this subparagraph F of paragraph 11, if during his term of office as a member of the Board an Outside Director Optionee resigns from the Board or is removed from office for cause, any Option held by the Outside Director Optionee which is not exercisable by the Outside Director Optionee immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any Option held by the Outside Director Optionee which is exercisable by the Outside Director Optionee immediately prior to resignation or removal shall be exercisable in accordance with its terms.

    (iii) If during his term of office as a member of the Board an Outside Director Optionee's service on the Board shall terminate by reason of such Outside Director Optionee's disability (within the meaning of Section 22(e)(3) of the Code), any Option then held by such Outside Director Optionee, which shall not have lapsed or expired shall, at the election of the Outside Director Optionee: (I) be or immediately become fully exercisable but only for a period ending on the earlier of a date one year following the date on which such Outside Director Optionee ceases to be a member of the Board or the date of expiration of the Option in accordance with its terms; or (II) be unaffected.

    (iv) Following the death of an Outside Director Optionee (including death after ceasing, for any reason other than resignation or removal for cause, to be a member of the Board) any Option held by the Outside Director Optionee which shall not have lapsed or expired shall be or immediately become fully exercisable at any time before the date of expiration of the Option in accordance with its terms.

12.NO SPECIAL RIGHTS RESPECTING EMPLOYMENT OR RATE OF COMPENSATION.

  Nothing contained in the Amended and Restated Plan or in any Option shall confer upon any Employee Optionee any right with respect to the continuation of his or her employment by the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary at any time to terminate an Employee Optionee's employment or to increase or decrease the compensation of any Optionee from the rate in existence at the time of the grant of an Option.

13.RIGHTS AS A SHAREOWNER.

  The holder of an Option shall have no rights as a shareowner with respect to any Shares covered by the Option until the date such Shares are issued as provided in paragraph 8. Except as provided in paragraph 14 below, no adjustment shall be made for rights for which the record date occurs prior to the date such Shares are issued.

14.ANTIDILUTION PROVISIONS.

  A. In the event of a stock dividend, stock split, or other subdivision, reclassification or combination of the common stock of the Company, the Salary Committee may make such adjustments in the number of Shares for which Options may be granted under the Amended and Restated Plan, the number of Shares subject to unexercised Options, and the option prices as it deems equitable.

  B. In the event that the outstanding common stock of the Company is changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation or combination, the Salary Committee may make such adjustments in the number and kind of Shares for which Options may be or may have been awarded under the Amended and Restated Plan as it deems equitable; provided, however, that in the event of any contemplated transaction which may constitute a change in control of the Company, the Salary Committee, with the approval of a majority of the members of the Board who are not then holding Options, may modify any and all outstanding Options so as to accelerate, as a consequence of or in connection with such transaction, an Optionee's right to exercise any such Option.

  C. Each Optionee will be notified of any such adjustment and any such adjustment, or the failure to make such adjustment, shall be binding on the Optionee.

15.WITHHOLDING TAXES.

  Whenever Shares are to be issued or cash paid to an Optionee upon exercise of an Option, the Company shall have the right to require the Optionee to remit to the Company, as a condition of exercise of the Option, an amount sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise.

16.MODIFICATION OR AMENDMENT OF THE AMENDED AND RESTATED PLAN.

  The Amended and Restated Plan may at any time or from time to time be modified or amended by the affirmative votes of a majority of the Shares present, or represented, and entitled to vote at a meeting of the Company's shareowners. The Board or the Executive Committee of the Board may at any time and from time to time modify or amend the Amended and Restated Plan in any respect, or terminate the Amended and Restated Plan, except that, without shareowner approval the Board or the Executive Committee of the Board may not
(a) materially increase the benefits accruing to participants under the Amended and Restated Plan, (b) materially increase the number of shares which may be issued under the Amended and Restated Plan, or (c) materially modify the requirements as to eligibility for participation in the Amended and Restated Plan. The termination, modification or amendment of the Amended and Restated Plan shall not, without the consent of an Optionee, affect the Optionee's rights under an Option previously granted. With the consent of the Optionee, the Board or the Executive Committee of the Board may amend outstanding Options in a manner not inconsistent with the Amended and Restated Plan.

                             FOLD HERE AND DETACH




                           ANNIE E. CASEY FOUNDATION
                            STOCK COMPENSATION PLAN
 LETTER OF INSTRUCTIONS TO EXECUTE PROXY FOR ANNUAL MEETING OF SHAREOWNERS OF
                    UNITED PARCEL SERVICE OF AMERICA, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FIRST UNION NATIONAL BANK
P.O. Box 41784
Philadelphia, PA 19101-1784

Ladies and Gentlemen:
  In connection with the annual meeting of shareowners of United Parcel Service of America, Inc. to be held in Wilmington, Delaware, on May 8, 1997, you are hereby instructed and directed to deliver a proxy to James P. Kelly and Joseph R. Moderow, or either of them, with power of substitution, instructing and authorizing them to vote all shares which you are holding for the benefit of the undersigned as of March 10, 1997.

1. ELECTION OF DIRECTORS  FOR ALL NOMINEES LISTED BELOW     WITHHOLD AUTHORITY
                          (except as marked                 to vote for all the
                          to the contrary below) [_]        nominees listed
                                                            below [_]

     John W. Alden, William H. Brown, III, Robert J. Clanin, Carl Kaysen, James P. Kelly, Gary E. MacDougal, Joseph R. Moderow, Kent C. Nelson, Victor A. Pelson, John W. Rogers, Charles L. Schaffer, Robert M. Teeter
                           and Calvin E. Tyler, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name in the space provided below.


-------------------------------------------------------------------------------

2. FOR [_]    AGAINST  [_]   ABSTAIN  [_]  approval of the UPS 1996 Stock Option
                                           Plan, as amended and restated.

3. FOR [_]    AGAINST  [_]   ABSTAIN  [_]  the appointment of Deloitte & Touche
                                           LLP, as auditors for UPS and its
                                           subsidiaries for the year ending
                                           December 31, 1997.

4. In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.
                                    (OVER)

                 [LOGO OF UNITED PARCEL SERVICE APPEARS HERE]









                             FOLD HERE AND DETACH
-------------------------------------------------------------------------------












This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.

-------------------------------           -----------------------------------
SIGNATURE (sign exactly as name           SIGNATURE OF CO-OWNER IF ANY
appears hereon)                           For joint accounts, all
                                          co-owners must sign. Ex-
                                          ecutors, administrators,
                                          custodians, trustees,
                                          etc. should so indicate
                                          when signing.


Dated this ________ day of___________________, 1997.

           Return this card in the enclosed Business Reply Envelope.

                             FOLD AND DETACH HERE






                               UPS STOCK TRUSTS
WHICH INCLUDE THE FOLLOWING: THE UPS STOCK TRUST, UPS MANAGERS STOCK TRUST, OR
                         THE UPS EMPLOYEES STOCK TRUST
 LETTER OF INSTRUCTIONS TO EXECUTE PROXY FOR ANNUAL MEETING OF SHAREOWNERS OF
                    UNITED PARCEL SERVICE OF AMERICA, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FIRST UNION NATIONAL BANK
P.O. Box 41784
Philadelphia, PA 19101-1784

Ladies and Gentlemen:
  In connection with the annual meeting of shareowners of United Parcel Service of America, Inc. to be held in Wilmington, Delaware, on May 8, 1997, you are hereby instructed and directed to deliver a proxy to James P. Kelly and Joseph R. Moderow, or either of them, with power of substitution, instructing and authorizing them to vote all shares which you are holding for the benefit of the undersigned in the various UPS stock trusts as of March 10, 1997.

1. ELECTION OF DIRECTORS    FOR ALL NOMINEES LISTED BELOW     WITHHOLD AUTHORITY
                            (except as marked to the          to vote for all
                            contrary the nominees             listed below [_]
                            below) [_]

     John W. Alden, William H. Brown, III, Robert J. Clanin, Carl Kaysen, James P. Kelly, Gary E. MacDougal, Joseph R. Moderow, Kent C. Nelson,
  Victor A. Pelson, John W. Rogers, Charles L. Schaffer, Robert M. Teeter and
                             Calvin E. Tyler, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name in the space provided below.


-------------------------------------------------------------------------------

2. FOR [_]    AGAINST  [_]   ABSTAIN  [_]   approval of the UPS 1996 Stock
                                            Option Plan, as amended and
                                            restated.

3. FOR [_]    AGAINST  [_]   ABSTAIN  [_]   the appointment of Deloitte & Touche
                                            LLP, as auditors for UPS and its
                                            subsidiaries for the year ending
                                            December 31, 1997.


4. In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

                                    (OVER)

                 [LOGO OF UNITED PARCEL SERVICE APPEARS HERE]



-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE




This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.



-------------------------------                --------------------------------
SIGNATURE (sign exactly as name                SIGNATURE OF CO-OWNER IF ANY
appears hereon)                                For joint accounts, all
                                               co-owners must sign. Ex-
                                               ecutors, administrators,
                                               custodians, trustees,
                                               etc. should so indicate
                                               when signing.


Dated this ________ day of __________________, 1997.

          Return this card in the enclosed Business Reply Envelope.

                             FOLD HERE AND DETACH
--------------------------------------------------------------------------------
                    UNITED PARCEL SERVICE OF AMERICA, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             PROXY FOR ANNUAL MEETING OF SHAREOWNERS--MAY 8, 1997

United Parcel Service of America, Inc.
ATTN: Secretary
55 Glenlake Parkway, N.E.
Atlanta, Georgia 30328

  The undersigned hereby appoints JAMES P. KELLY and JOSEPH R. MODEROW, or either of them, with power of substitution, as attorneys and proxies to vote all of the shares of stock outstanding in the name of the undersigned as of March 10, 1997 at the annual meeting of shareowners of United Parcel Service of America, Inc. ("UPS") to be held at the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, on May 8, 1997, and at any or all adjournments thereof; and the undersigned hereby instructs and authorizes said attorneys to vote:

1. ELECTION OF DIRECTORS   FOR ALL NOMINEES LISTED BELOW      WITHHOLD AUTHORITY
                           (except as marked                  to vote for all
                           to the contrary                    nominees listed
                           below) [_]                         below [_]


     John W. Alden, William H. Brown, III, Robert J. Clanin, Carl Kaysen, James P. Kelly, Gary E. MacDougal, Joseph R. Moderow,Kent C. Nelson,
    Victor A Pelson, John W. Rogers, Charles L. Schaffer, Robert M. Teeter
                           and Calvin E. Tyler, Jr.


INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name in the space provided below.
-------------------------------------------------------------------------------

2. FOR [_]    AGAINST  [_]   ABSTAIN  [_]   approval of the UPS 1996 Stock
                                            Option Plan, as amended and
                                            restated.

3. FOR [_]    AGAINST  [_]   ABSTAIN  [_]   the appointment of Deloitte & Touche
                                            LLP, as auditors for UPS and its
                                            subsidiaries for the year ending
                                            December 31, 1997.

4. In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

                                    (OVER)

                 [LOGO OF UNITED PARCEL SERVICE APPEARS HERE]










                           FOLD HERE AND DETACH
-------------------------------------------------------------------------------




This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.

--------------------------------               ---------------------------------
SIGNATURE (sign exactly as name                SIGNATURE OF CO-OWNER IF ANY
appears hereon)                                For joint accounts, all
                                               co-owners must sign. Ex-
                                               ecutors, administrators,
                                               custodians, trustees,
                                               etc. should so indicate
                                               when signing.


Dated this ________ day of ____________________, 1997.


           Return this card in the enclosed Business Reply Envelope.

FIRST UNION NATIONAL BANK                               P. O. BOX 41784
                                                        ATTN: PA 1204-ESS
                                                        PHILADELPHIA, PA
                                                        19101-1784
                                                        1-888-663-8325

                                                                  March 31, 1997

To Members Of The UPS Stock Trusts:

  We have been advised that the Annual Meeting of Shareowners of United Parcel Service of America, Inc. (the "Corporation") will be held at 1209 Orange Street, Wilmington, Delaware, on May 8, 1997, at 9:00 A.M. A copy of the Notice of Meeting and Proxy Statement, and a Letter of Instructions to execute the proxy, which is being solicited on behalf of the Board of Directors of the Corporation, are enclosed.

  Under the applicable trust agreement, we are to notify you of the time and place of the meeting and offer to furnish you, and furnish if requested, a proxy permitting you to vote at the meeting the number of shares of capital stock of the Corporation held by us under the trust for you. If you want such a proxy, please advise us.

  If you wish your stock voted as indicated in the enclosed Letter of Instructions, please date, sign and return the letter to us in the addressed envelope which requires no postage.

  If we do not hear from you prior to May 2, 1997, we will execute and deliver to Joseph R. Moderow, the Secretary of the Corporation, a proxy to vote all shares for which no proxy has been requested and for which we have not received a Letter of Instructions.

                                        Very truly yours,




                                        First Union National Bank
                                        Trustee, UPS Stock Trusts

                                                       P.O. BOX 41784
FIRST UNION NATIONAL BANK                              ATTN: PA 1204-ESS
                                                       PHILADELPHIA, PA
                                                       19101- 1784
                                                       1-888-663-8325

                                                                  March 31, 1997

To Participants in the Annie E. Casey
 Foundation Stock Compensation Plan:

  We have been advised that the annual meeting of shareowners of United Parcel Service of America, Inc. (the "Corporation") will be held at 1209 Orange Street, Wilmington, Delaware, on May 8, 1997, at 9:00 A.M. A copy of this notice of meeting and proxy statement, and a Letter of Instructions to execute the proxy, which is being solicited on behalf of the Board of Directors of the Corporation, are enclosed.

  Under the applicable agreement, we are to notify you of the time and place of the meeting and offer to furnish you, and furnish if requested, a proxy permitting you to vote at the meeting the number of shares of capital stock of the Corporation held by us under the trust for you. If you want such a proxy, please advise us.

  If you wish your stock voted as indicated in the enclosed Letter of Instructions, please date, sign and return the letter to us in the addressed envelope which requires no postage.

  If we do not hear from you prior to May 2, 1997, we will execute and deliver to Joseph R. Moderow, the Secretary of the Corporation, a proxy to vote all shares for which no proxy has been requested and for which we have not received a Letter of Instructions.

                                      Very truly yours,

                                      First Union National Bank